Exhibit 99.1

Elite Pharmaceuticals, Inc. Reports Financial Results for the Second Quarter of Fiscal Year 2018
Ended September 30, 2017

Conference Call Scheduled for Friday, November 10th at 11:30 AM EST

Northvale, NJ – November 9, 2017: Elite Pharmaceuticals, Inc. (“Elite” or the “Company”) (OTCBB: ELTP), a specialty pharmaceutical company developing abuse-deterrent opioids and niche generic products, announced results for the second quarter of fiscal year 2018 ended September 30, 2017 (“Second Quarter”).

Consolidated revenues for the Second Quarter were $1.6 million, a decrease from the comparable period in the prior year primarily due to decreases in revenues from naltrexone and from the contract manufacturing of methadone. Elite invested heavily in product development activities during the Second Quarter resulting in the filing of an ANDA for generic extended release Oxycodone. Elite continued the development of SequestOX™ and generic products being co-developed with SunGen Pharma (“SunGen”). The product line being developed pursuant to the 2016 license and development agreement with SunGen, also grew, with the addition of four new generic products and the signing of an agreement to develop an additional five products utilizing a unique drug delivery platform used for extended release products.

Conference Call Information

Elite’s management will host a conference call to discuss the second quarter financial results for fiscal year 2018 ended September 30th and provide an update on recent business developments. Stockholder questions should be submitted to the company in advance of the call.

Date:	Friday, November 10, 2017

Time:	11:30 AM EST

Dial-in numbers:	1-800-346-7359 (domestic)

1-973-528-0008 (international)

Conference number:	98840

Questions:	dianne@elitepharma.com by 9:00 AM EST on Friday, November 10, 2017

Audio Replay:	http://ir.elitepharma.com/events_presentations

The financial statements can be viewed for Elite’s Second Quarter 2018 on Form 10-Q here.

About Elite Pharmaceuticals, Inc.

Elite Pharmaceuticals, Inc. is a specialty pharmaceutical company which is developing a pipeline of proprietary pharmacological abuse deterrent opioid products as well as niche generic products. Elite specializes in oral sustained and controlled release drug products which have high barriers to entry. Elite owns generic and OTC products which have been licensed to TAGI Pharma, Epic Pharma, Dr. Reddy’s Laboratories and Valeant Pharmaceuticals International. Elite currently has nine commercial products being sold, four products under review pending approval by the FDA, additional approved products pending manufacturing site transfer and the NDA filing for SequestOx™. Elite’s lead pipeline products include abuse-deterrent opioids which utilize the Company’s patented proprietary technology and a once-daily opioid. These products include sustained release oral formulations of opioids for the treatment of chronic pain. These formulations are intended to address two major limitations of existing oral opioids: the provision of consistent relief of baseline pain levels and deterrence of potential opioid abuse. Elite also provides contract manufacturing for Ascend Laboratories (a subsidiary of Alkem Laboratories Ltd.). Elite operates a GMP and DEA registered facility for research, development, and manufacturing located in Northvale, NJ. Learn more at www.elitepharma.com.

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Including those related to the effects, if any, on future results, performance or other expectations that may have some correlation to the subject matter of this press release, readers are cautioned that such forward-looking statements involve risks and uncertainties including, without limitation, Elite’s ability to obtain FDA approval of the transfers of the ANDAs or the timing of such approval process, delays, uncertainties, inability to obtain necessary ingredients and other factors not under the control of Elite, which may cause actual results, performance or achievements of Elite to be materially different from the results, performance or other expectations that may be implied by these forward-looking statements. These forward-looking statements may include statements regarding the expected timing of approval, if at all, of SequestOx™ by the FDA, and the actions the FDA require of Elite in order to obtain approval of the NDA. These forward-looking statements are not guarantees of future action or performance. These risks and other factors, including, without limitation, Elite’s ability to obtain sufficient funding under the LPC Agreement or from other sources, the timing or results of pending and future clinical trials, regulatory reviews and approvals by the Food and Drug Administration and other regulatory authorities and intellectual property protections and defenses, are discussed in Elite’s filings with the Securities and Exchange Commission, including its reports on forms 10-K, 10-Q and 8-K. Elite is under no obligation to update or alter its forward-looking statements, whether as a result of new information, future events or otherwise.

Contact:
For Elite Pharmaceuticals, Inc.
Dianne Will, Investor Relations, 518-398-6222
Dianne@elitepharma.com
www.elitepharma.com